Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS THIRD QUARTER RESULTS

Third Quarter 2019 Highlights

•Net sales of $586.2 million in the third quarter, a decrease of 3% year-over-year
•Net income grew to $35.8 million or $1.42 per diluted share in the third quarter
•Operating profit margin improved 90 bps from the third quarter of 2018 to 8.4%
•Aftermarket sales grew to $74.7 million for the quarter, up 16% year-over-year
•International sales grew to $35.3 million for the quarter, up 32% year-over-year
•Domestic OEM RV sales accounted for less than 59% of total net sales for the twelve months ended September 30, 2019 as diversification efforts continue
•Quarterly dividend of $0.65 per share paid totaling $16.3 million

Elkhart, Indiana - November 5, 2019 - LCI Industries (NYSE: LCII) ("LCI" or the "Company"), which through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of engineered components for the leading original equipment manufacturers ("OEMs") in the recreation and transportation product markets, and the related aftermarkets of those industries, today reported third quarter 2019 results.

"We executed further on our diversification strategy in the third quarter, again delivering notable growth in our aftermarket and international sales, which now together make up over 41 percent of our last twelve months sales. Importantly, we have been able to grow these businesses despite decreased recreational vehicle and marine volumes as dealers move closer to more normalized inventory levels. Our ability to continually outperform the industry by delivering innovative products and leveraging our strengths in new markets, while at the same time, expanding margins through our proactive measures and operational enhancements, is a testament to our strategy," said LCI Industries' Chief Executive Officer, Jason Lippert. "As we look forward, our team remains focused on driving financial performance and generating shareholder value as we make progress on our diversification strategy to build momentum for the remainder of 2019 and into 2020."

Third Quarter 2019 Results

Consolidated net sales for the third quarter of 2019 were $586.2 million, a decline of 3 percent from 2018 third quarter net sales of $604.2 million. Net income in the third quarter of 2019 was $35.8 million, or $1.42 per diluted share, compared to net income of $33.8 million, or $1.33 per diluted share, in the third quarter of 2018.

The decrease in year-over-year net sales for the third quarter of 2019 reflects a continuation of lower RV wholesale shipments seen throughout the year as dealers appear to be completing corrections of their inventory levels, which is expected to be completed by the end of this year, offset by continued growth in the Company's aftermarket and international markets. Net sales from acquisitions completed by the Company over the twelve months ended September 30, 2019, contributed $18.4 million in the third quarter of 2019.

The Company's content per travel trailer and fifth-wheel RV for the twelve months ended September 30, 2019, increased $77 to $3,531, compared to $3,454 for the twelve months ended September 30, 2018. The content increase in towables was a result of organic growth, including new product introductions and price increases, as well as acquisitions. The Company's content per motorhome RV for the twelve months ended September 30, 2019, decreased $71 to $2,405, compared to $2,476 for the twelve months ended September 30, 2018. The content decrease in motorhomes was primarily a result of the wholesale mix shifting to smaller units.

October 2019 Results

October 2019 consolidated net sales were approximately $228 million, up 4 percent from October 2018. Sales continue to be impacted by reduced production rates by the RV OEMs.

Income Taxes

The Company's effective tax rate was 24.2 percent for the quarter ended September 30, 2019, higher than the comparable prior year period of 22.5 percent, primarily due to a year-over-year increase in state income taxes.

Balance Sheet and Other Items

At September 30, 2019, the Company's cash, cash equivalents, and restricted cash balance was $27.5 million, an increase of $12.5 million from the balance of $14.9 million at the beginning of the year. The ending balance includes restricted cash of $3.3 million related to the acquisition of Lewmar. The Company generated cash flow from operations of $209.5 million and invested $47.8 million in capital expenditures, $53.9 million in acquisitions, and $47.5 million for dividend payments to shareholders for the nine months ended September 30, 2019. The Company's outstanding debt was $272.4 million at September 30, 2019.

Conference Call & Webcast

LCI will host a conference call to discuss its third quarter 2019 earnings on Tuesday, November 5, 2019, at 8:30 a.m. Eastern time, which may be accessed by dialing (888) 525-0270 for participants in the U.S./Canada or (704) 935-3405 for participants outside the U.S./Canada using the required conference ID 7699714. In addition, an online, real-time webcast, as well as a supplemental earnings presentation, can be accessed on the Company's website, www.lci1.com/investors.

A replay of the conference call will be available for two weeks by dialing (855) 859-2056 and referencing access code 7699714. A replay of the webcast will also be available on LCI's website until the next quarterly conference call.

About LCI Industries

From over 70 manufacturing and distribution facilities located throughout North America and Europe, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of engineered components for the leading OEMs in the recreation and transportation product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI's products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs availability, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve
	2019	2018	2019	2018	Months
(In thousands, except per share amounts)

Net sales	$586,221	$604,244	$1,807,461	$1,939,191	$2,344,077
Cost of sales	450,748	478,343	1,390,741	1,522,101	1,824,103
Gross profit	135,473	125,901	416,720	417,090	519,974
Selling, general and administrative expenses	86,320	80,548	254,155	247,829	327,882
Operating profit	49,153	45,353	162,565	169,261	192,092
Interest expense, net	1,900	1,720	6,506	4,481	8,461
Income before income taxes	47,253	43,633	156,059	164,780	183,631
Provision for income taxes	11,444	9,821	38,357	36,408	45,750
Net income	$35,809	$33,812	$117,702	$128,372	$137,881

Net income per common share:
Basic	$1.43	$1.34	$4.71	$5.09	$5.51
Diluted	$1.42	$1.33	$4.70	$5.03	$5.48

Weighted average common shares outstanding:
Basic	25,031	25,235	24,984	25,208	25.018
Diluted	25,156	25,504	25,053	25,509	25.172

Depreciation and amortization	$18,767	$17,263	$55,882	$49,739	$73,669
Capital expenditures	$11,981	$37,983	$47,767	$92,522	$75,072

LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve
	2019	2018	2019	2018	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$314,056	$338,830	$973,978	$1,143,251	$1,271,457
Motorhomes	34,810	43,244	121,167	145,230	163,234
Adjacent Industries OEMs	162,684	157,904	501,553	468,594	647,548
Total OEM Segment net sales	511,550	539,978	1,596,698	1,757,075	2,082,239
Aftermarket Segment:
Total Aftermarket Segment net sales	74,671	64,266	210,763	182,116	261,838
Total net sales	$586,221	$604,244	$1,807,461	$1,939,191	$2,344,077

Operating profit:
OEM Segment	$38,347	$36,905	$131,434	$144,436	$154,474
Aftermarket Segment	10,806	8,448	31,131	24,825	37,618
Total operating profit	$49,153	$45,353	$162,565	$169,261	$192,092

LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	September 30,	December 31,
	2019	2018
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$24,168	$14,928
Restricted cash	3,309	—
Accounts receivable, net of allowances of $2,559 and $1,895 at September 30, 2019 and December 31, 2018, respectively	185,821	121,812
Inventories, net	334,462	340,615
Prepaid expenses and other current assets	32,836	49,296
Total current assets	580,596	526,651
Fixed assets, net	343,883	322,876
Goodwill	203,505	180,168
Other intangible assets, net	177,310	176,342
Operating lease right-of-use assets	67,666	—
Deferred taxes	8,654	10,948
Other assets	33,199	26,908
Total assets	$1,414,813	$1,243,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$99,899	$78,354
Current portion of operating lease obligations	15,226	—
Accrued expenses and other current liabilities	140,947	99,228
Total current liabilities	256,072	177,582
Long-term indebtedness	261,631	293,528
Operating lease obligations	55,307	—
Other long-term liabilities	64,422	66,528
Total liabilities	637,432	537,638
Total stockholders’ equity	777,381	706,255
Total liabilities and stockholders’ equity	$1,414,813	$1,243,893

LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2019	2018
(In thousands)
Cash flows from operating activities:
Net income	$117,702	$128,372
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	55,882	49,739
Stock-based compensation expense	12,061	13,852
Other non-cash items	837	(959)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(42,367)	(51,733)
Inventories, net	24,410	(16,475)
Prepaid expenses and other assets	15,119	(9,506)
Accounts payable, trade	8,437	(12,930)
Accrued expenses and other liabilities	17,461	7,232
Net cash flows provided by operating activities	209,542	107,592
Cash flows from investing activities:
Capital expenditures	(47,767)	(92,522)
Acquisitions of businesses, net of cash acquired	(53,923)	(156,701)
Proceeds from note receivable	—	2,000
Other investing activities	364	(875)
Net cash flows used in investing activities	(101,326)	(248,098)
Cash flows from financing activities:
Vesting of stock-based awards, net of shares tendered for payment of taxes	(7,194)	(14,114)
Proceeds from revolving credit facility borrowings	404,228	928,601
Repayments under revolving credit facility borrowings	(443,921)	(738,601)
Proceeds from other borrowings	—	4,509
Payment of dividends	(47,533)	(44,114)
Payment of contingent consideration related to acquisitions	(4)	(3,018)
Other financing activities	(401)	(556)
Net cash flows (used in) provided by financing activities	(94,825)	132,707
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(842)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,549	(7,799)
Cash, cash equivalents, and restricted cash at beginning of period	14,928	26,049
Cash, cash equivalents, and restricted cash at end of period	$27,477	$18,250

LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,			Last Twelve
	2019		2018	2019		2018	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	80.6		92.4	266.3		324.8	356.6
Motorhome RVs	10.8		12.4	36.3		45.5	48.4
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	112.2	(2)	124.6	327.5	(2)	355.6	394.5	(2)
Impact on dealer inventories	(31.6)	(2)	(32.2)	(61.2)	(2)	(30.8)	(37.9)	(2)
Motorhome RVs	11.6	(2)	13.6	36.7	(2)	43.1	45.9	(2)

				Twelve Months Ended
				September 30,
				2019		2018
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,531		$3,454
Motorhome RV				$2,405		$2,476

				September 30,			December 31,
				2019		2018	2018
Balance Sheet Data:
Current ratio				2.3		3.0	3.0
Total indebtedness to stockholders' equity				0.3		0.3	0.4
Days sales in accounts receivable, based on last twelve months				25.2		23.5	24.2
Inventory turns, based on last twelve months				5.6		6.6	6.2

				2019
Estimated Full Year Data:
Capital expenditures				$ 55 - $ 65 million
Depreciation and amortization				$ 70 - $ 75 million
Stock-based compensation expense				$ 15 - $ 17 million
Annual tax rate				24% - 26%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) September 2019 retail sales data for RVs has not been published yet, therefore 2019 retail data for RVs includes an estimate for September 2019 retail units. Retail sales data will likely be revised upwards in future months as various states report.